Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 No. 333-185391 of BioSante Pharmaceuticals, Inc. of our report dated November 20, 2012 relating to the financial statements of ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.

/s/ Stout, Causey & Horning, P.A.

Stout, Causey & Horning, P.A.

Sparks, Maryland

January 18, 2013